Exhibit 4.22
FOURTH AMENDMENT
          THIS FOURTH AMENDMENT dated as of November 7, 2007 (this “Amendment”), by and among EMS TECHNOLOGIES, INC., a Georgia corporation (the “Borrower”), the Lenders listed on the signature page hereof and SUNTRUST BANK, in its capacity as the Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain U.S. Revolving Credit Agreement dated as of December 10, 2004, as amended by that certain First Amendment to U.S. Revolving Credit Agreement dated as of February 11, 2005, as further amended by that certain Second Amendment, Limited Waiver and Consent dated as of August 10, 2005 and as further amended by that certain Third Amendment and Consent dated as of November 30, 2006 (as so amended, the “Credit Agreement”);
          WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein; and
          WHEREAS, the Lenders and the Administrative Agent are willing to so amend the Credit Agreement on the terms and conditions herein.
          NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Lenders, the Administrative Agent and the Borrower hereby agree as follows:
1.   Defined Terms.  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings ascribed to them as in the Credit Agreement.
2.   Amendment.  The Credit Agreement is hereby amended by deleting the date “December 9, 2007” contained in the defined term “Commitment Termination Date” in Section 1.1 of the Credit Agreement and substituting in lieu thereof the date “March 7, 2008”.
3.   Effectiveness of Amendment.  The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Sections 4 and 5 below and satisfaction of each of the following conditions:
(a)	Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Lenders constituting the Required Lenders;

(b)	A certified copy of resolutions of the board of directors of the Borrower authorizing the transactions contemplated by this Amendment (including the extension of the Commitment Termination Date);

(c)	A duly executed amendment to the Canadian Revolving Credit Agreement providing for, among other things, an extension of the Commitment Termination Date (as defined in the Canadian Revolving Credit Agreement) to March 7, 2008;
(d)	Payment of all fees, costs and expenses of the Administrative Agent and Lenders, including the fees of Administrative Agent’s counsel incurred through the date of this Amendment; and

(e)	Such other documents, agreements, instruments, certificates or other confirmations as the Administrative Agent may reasonably request.
4.   Representations of the Borrower.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     (a)   Corporate Power and Authority.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, if any, (iii) do not and will not violate any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (iv) does not violate or breach any provision of the organizational documents of, or any agreement or other instrument binding upon, the Borrower or its Subsidiaries. The Borrower has duly executed and delivered the Amendment, and, both the Amendment and the Credit Agreement as amended by the Amendment, constitute the Borrower’s legal, valid and binding obligation enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (b)   Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of the Amendment by the Borrower or (ii) the legality, validity, binding effect or enforceability of any such Amendment against the Borrower.
     (c)   No Default.  No Default or Event of Default will exist immediately after giving effect to this Amendment.
5.   Reaffirmation of Representations.  Without limiting Section 4 hereof, the Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which they shall be true and correct as of such earlier date).

6.   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA.
7.   No Further Amendments; Ratification of Liability.  Except as expressly amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The Borrower hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement and the other Loan Documents to the extent the Borrower is a party thereto, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby.
8.   No Waiver; References to the Credit Agreement.  Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
9.   No Novation.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.
10.   Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Amendment is solely for the benefit of the Borrower, the Lenders and the Administrative Agent, and no term or provision hereof shall be deemed to confer and benefit or rights on any other Person.
11.   Expenses.  The Borrower agrees to reimburse the Lenders and the Administrative Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.
12.   Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
13.   Headings.  Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.
14.   Counterparts; Integration.  This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
[SIGNATURES ON FOLLOWING PAGES]

          IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have caused this Fourth Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

EMS TECHNOLOGIES, INC.
By:
Name:
Title:

SUNTRUST BANK, in its capacities as a Lender, Swingline Lender and as Administrative Agent
By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as a Lender
By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as a Lender
By:
Name:
Title:

REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS
     Each of the undersigned Subsidiary Loan Parties hereby reaffirms its continuing obligations owing to the Administrative Agent and each Lender under the Loan Documents to which such Person is a party and agrees that the foregoing Fourth Amendment shall not in any way affect the validity and enforceability of any such Loan Document, or reduce, impair or discharge the obligations of such Person thereunder.
     This reaffirmation shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.
     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of November ___, 2007.

EMS INVESTMENT HOLDINGS, INC.
By:
Name:
Title:

LXE INC.
By:
Name:
Title: